UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2014

GENOMIC HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51541	77-0552594
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

301 Penobscot Drive, Redwood City, California  94063

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (650) 556-9300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On June 13, 2014, Dean L. Schorno,  Chief Financial Officer of Genomic Health, Inc. (the “Company”), notified the Company that he would be resigning from his position to pursue a chief financial officer opportunity with a privately held company.  Mr. Schorno will remain available for consultation during a transition period.

(c)                                  The Company’s Board of Directors has appointed G. Bradley Cole, the Company’s Chief Operating Officer, to serve in the additional positions of Chief Financial Officer and principal financial and accounting officer effective June 19, 2014.  Mr. Cole, age 58, has served as the Company’s Chief Operating Officer since January 2009, and also served as the Company’s Chief Financial Officer from July 2004 until January 2011.  Mr. Cole has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company intends to conduct a search for a new Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2014

GENOMIC HEALTH, INC.

	By	/s/ Kimberly J. Popovits
	Name:	Kimberly J. Popovits
	Title:	President and Chief Executive Officer